UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 15, 2005

BOARDWALK PIPELINES , LP

(Exact name of registrant as specified in its charter)

Delaware	333-108693-01	06-1687421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street
Owensboro, Kentucky  42301
(Address of principal executive office)

(270) 926-8686
(Registrant’s telephone number, including area code)

BOARDWALK PIPELINES, LLC
(Former name, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement.

General. As previously reported in a Form 8-K filed on November 14, 2005 with the Securities and Exchange Commission,  Boardwalk Pipeline Partners, LP (the “Partnership”) entered into an underwriting agreement on November 8, 2005 (the “Underwriting Agreement”) with Boardwalk Pipelines Holding Corp. (“BPHC”), Boardwalk GP, LP, the general partner of the Partnership (the “General Partner”), Boardwalk GP, LLC, the general partner of the General Partner (“GP LLC”), the Registrant (which was formerly known as Boardwalk Pipelines, LLC), Boardwalk Operating GP, LLC (the “OLP GP”), Texas Gas Transmission, LLC (“Texas Gas”), GS Pipeline Company, LLC (“GSP”), Gulf South Pipeline Company, LP (“Gulf South”) and Citigroup Global Markets Inc., Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch,  Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities, LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation, KeyBanc Capital Markets, A Division of McDonald Investments Inc. and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering (the “Offering”) of 15,000,0000 common units representing limited partner interests in the Partnership (“Common Units”) sold by the Partnership at a price to the public of $19.50 per Common Unit ($18.33 per Common Unit, net of underwriting discounts).  The transactions contemplated by the Underwriting Agreement were consummated on November 15, 2005.

Other Agreements. The description of the Contribution Agreement described below under Item 2.01 is incorporated in this Item 1.01 by reference. The Contribution Agreement is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  The Credit Agreement is included as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

As described in the Partnership’s final prospectus (the “Prospectus”) dated November 8, 2005 (File No. 333-127578), in connection with the consummation of the transactions contemplated by the Underwriting Agreement, on November 15, 2005, the Registrant, Texas Gas, GSP and Gulf South became wholly-owned subsidiaries of the Partnership pursuant to the Contribution, Conveyance and Assumption Agreement, dated November 15, 2005, by and among the Registrant, the Partnership, BPHC, the General Partner, GP LLC and the OLP GP (the “Contribution Agreement”). Upon the closing of the transactions contemplated by the Contribution Agreement, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•

The Registrant and its subsidiaries distributed cash and working capital with a value of $115.0 million to BPHC;

•

0.001% of the interest in the Registrant was contributed by BPHC to OLP GP and the Registrant was converted from a limited liability company to a limited partnership, with the OLP GP as its general partner;

•

BPHC contributed a portion of its interest in the Registrant to the General Partner;

•

The General Partner contributed its interest the Registrant to the Partnership in exchange for 15,240 General Partner Units, which represents a continuation of its 2% general partner interest in the partnership, and the Incentive Distribution Rights described in the Prospectus;

•

BPHC contributed its interests in the OLP GP and the Registrant to the Partnership in exchange for 53,256,122 Common Units, 33,093,878 Subordinated Units, the right to receive $42.1 million to reimburse it for certain capital expenditures related to the acquisition of Gulf South, and the assumption of $250.0 million in debt owed by BPHC to Loews Corporation.

The Contribution Agreement is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Offering, the Registrant entered into a five-year $200 million revolving credit facility (the “Credit Agreement”).  The credit facility may be used for letters of credit and general partnership purposes.   The Partnership guaranteed the obligations of the Registrant under the Credit Agreement.  On November 15, 2005, the Registrant borrowed $42.1 million under the Credit Agreement.

Prepayments. The Registrant is allowed to prepay all loans under the credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

Interest. Interest on amounts drawn under the credit facility will be payable at a floating rate equal to an applicable spread per annum over LIBOR or the Base Rate, as defined in the Credit Agreement.

Conditions. The Registrant’s ability to borrow amounts under the revolving credit facility is subject to the execution of customary documentation relating to the facility, including satisfaction of certain customary conditions precedent and compliance with terms and conditions included in the loan documents.

Financial Covenants. The credit agreement requires the Partnership to maintain leverage and interest coverage ratios. The leverage ratio covenant requires the Partnership to maintain, as of the last day of each fiscal quarter, a ratio of total indebtedness, measured as of such last day, to Consolidated EBITDA (as defined in the Credit Agreement), measured for the preceding twelve months, of not more than 5.00 to 1.00.  If the Partnership completes an acquisition having a purchase price of $100.0 million or more that otherwise meets the conditions for a qualifying acquisition under the credit facility, the leverage ratio increases to 5.50 to 1.00 for a period of three consecutive fiscal quarters immediately following the consummation of the acquisition. The interest coverage ratio covenant requires the Partnership to maintain, as of the last day of each fiscal quarter, a ratio of Consolidated EBITDA to cash interest expense, each measured for the preceding twelve months, of not less than 3.00 to 1.00.

Negative Covenants. The Credit Agreement prohibits the Partnership from declaring dividends or distributions if any default or event of default, as defined in the Credit Agreement, occurs or would result from such a declaration. In addition, the Credit Agreement contains covenants limiting the ability of the Registrant, the Partnership and their subsidiaries to, among other things:

•

incur or guarantee indebtedness;

•

make certain negative pledges and grant certain liens;

•

make certain loans, acquisitions and investments;

•

make any material changes to the nature of its business; or

•

enter into a merger, consolidation or sale of assets.

Events of Default. If an event of default exists under the Credit Agreement, the lenders will be able to terminate the credit facility and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following will be an event of default under the Credit Agreement:

•

failure to pay any principal, interest, fees, expenses or other amounts when due;

•

failure of any representation or warranty to be true and correct in any material respect;

•

failure to perform or otherwise comply with the covenants in the Credit Agreement or other loan documents, subject to certain grace periods;

•

default by the Partnership or any of its subsidiaries on the payment of any other indebtedness in excess of $25.0 million, or any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness;

•

bankruptcy or insolvency events involving the Partnership, the General Partner or the Partnership’s subsidiaries;

•

the entry of, and failure to pay, one or more adverse judgments in excess of a specified amount against which enforcement proceedings are brought or that are not stayed pending appeal;

•

a change in control of the Partnership;

•

the invalidity or unenforceability of any material provision in the Credit Agreement or related documents; and

•

the occurrence of certain events with respect to employee benefit plans subject to ERISA.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2005, the Registrant converted from a limited liability company to a limited partnership pursuant to the applicable laws of the State of Delaware.

Item 9.01.  Financial Statements And Exhibits.

(d) Exhibits:

Exhibit No.

Description

3.1

Certificate of Conversion of Boardwalk Pipelines, LLC, dated November 15, 2005.

3.2

Certificate of Limited Partnership of Boardwalk Pipelines, LP, dated November 15, 2005.

3.3

Agreement of Limited Partnership of Boardwalk Pipelines, LP, dated as of November 15, 2005.

3.4

Certificate of Formation of Boardwalk Operating GP, LLC, dated September 23,  2005.

3.5

Limited Liability Company Agreement of Boardwalk Operating GP, LLC, dated as of September 23, 2005.

10.1

Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2005, by and among Boardwalk Pipelines Holding Corp., Boardwalk GP, LLC, Boardwalk Pipeline Partners, LP, Boardwalk Operating GP, LLC, Boardwalk GP, LP, and the Registrant (which was formerly Boardwalk Pipelines, LLC), incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated November 18, 2005 of Boardwalk Pipeline Partners, LP.

10.2

Revolving Credit Agreement, dated as of November 15, 2005, among the Registrant (formerly known as Boardwalk Pipelines, LLC), Boardwalk Pipeline Partners, LP, the several banks and other financial institutions or entities parties to the agreement as lenders, the issuers party to the agreement, Citibank, N.A., as administrative agent for the lenders and the Issuers, Wachovia Bank, National Association, as syndication agent, JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and Union Bank of California, N.A., as co-documentation agents, and Citigroup Global Markets Inc. and Wachovia Capital Markets LLC, as joint lead arrangers and joint book managers, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated November 18, 2005 of Boardwalk Pipeline Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINES, LP

   By: BOARDWALK OPERATING GP, LLC,

          its general partner

  By: BOARDWALK PIPELINE PARTNERS, LP

         its managing member

By: BOARDWALK GP, LP,

       its general partner

By: BOARDWALK GP, LLC,

       its general partner

By: /s/ Jamie L. Buskill

Jamie L. Buskill

Chief Financial Officer

Dated: November 18, 2005